                                                                     EXHIBIT 5.1

                         [Woodburn & Wedge Letterhead]

                               December 12, 1997


Belco Oil & Gas Corp.
767 Fifth Avenue, 46th Floor
New York, New York  10153

Ladies and Gentlemen:

         We have acted as special Nevada counsel to Belco Oil & Gas Corp., a Nevada corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to $500,000,000 aggregate initial public offering price of (i) the Company's senior unsecured debt securities (the "Senior Debt Securities"),
(ii) the Company's subordinated unsecured debt securities (the "Subordinated Debt Securities" and together with the Senior Debt Securities, the "Debt Securities"), (iii) shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), and (iv) shares of preferred stock, par value $.01 per share, of the Company (the "Preferred Stock") (such Debt Securities, Preferred Stock and Common Stock being collectively referred to herein as the "Securities"), which Securities may be issued from time to time pursuant to Rule 415 under the Securities Act.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to the date hereof, and (ii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) at the time of any offering or sale of any shares of Common Stock and/or Preferred Stock, that the Company shall have such number of shares of Common Stock and/or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

         Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Nevada.

         2.      With respect to shares of any series of Preferred Stock, when
(i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of such series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating such series and fixing and determining the preferences, limitations, and relative rights thereof; (ii) the proper officers of the Company have duly executed and caused to be filed with the Nevada Secretary of State, prior to the issuance of such shares of Preferred Stock, a Certificate of Designation setting forth the resolution of the Board establishing the relative rights and distinguishing characteristics for such series of Preferred Stock; and (iii) certificates representing the shares of such series of Preferred Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

         3. With respect to shares of Common Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

         The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable or public policy principles, and (ii) with respect to any Securities denominated in a currency other than United States dollars, requirement that a claim (or a foreign currency judgement in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority to limit, delay or prohibit the making of payments in a foreign currency or payments outside the United States.

         We have made such examination of law as in our judgment is necessary or appropriate for purposes of this opinion. We do not, however, purport to be qualified to pass upon, and express no opinion as to, federal law or the laws of any jurisdiction other than the laws of the State of Nevada (excluding therefrom principles of conflicts of laws, securities or blue sky laws, and laws of political subdivisions of such State).

         The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. These opinions may not be used or relied upon by any other person other than the law firm of Vinson & Elkins L.L.P., nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                             Very truly yours,

                                             WOODBURN AND WEDGE

                                             By:       /s/ Gregg P. Barnard
                                                 ------------------------------
                                                     Gregg P. Barnard